Exhibit 99

MERIDIAN BANCORP, INC.

COMMENCES SYNDICATED COMMUNITY OFFERING

AND ANNOUNCES PRELIMINARY RESULTS OF SUBSCRIPTION AND COMMUNITY OFFERING

Peabody, Massachusetts, July 7, 2014 — Meridian Interstate Bancorp, Inc. (the “Company”) (NasdaqGS: EBSB), the holding company for East Boston Savings Bank, announced today that Meridian Bancorp, Inc., a newly formed corporation (“New Meridian”) that is the proposed successor holding company for East Boston Savings Bank, is commencing on July 7, 2014, the syndicated community offering portion of the stock offering it is conducting in connection with the Company’s previously announced plans to become a fully public company.

On a preliminary basis, approximately 27,224,000 shares ($272.2 million) were subscribed for in the subscription and community offering. The total number of subscriptions assumes 1,361,200 shares are subscribed for by the East Boston Savings Bank Employee Stock Ownership Plan. The final Employee Stock Ownership Plan subscription will be 5% of the total number of shares sold. The number of shares available for sale in the syndicated community offering will be reduced by the number of shares sold in the subscription and community offering.

Sterne, Agee & Leach, Inc. is acting as sole book-running manager for the syndicated community offering. The syndicated community offering will be conducted on a best efforts basis and Sterne, Agee & Leach, Inc. is not required to purchase any shares of common stock in the syndicated community offering.

The terms and conditions of the syndicated community offering are more fully set forth in New Meridian’s prospectus dated May 9, 2014, as supplemented June 24, 2014 and July 7, 2014. The offering is made only by the prospectus, as supplemented, and shares may only be subscribed for using the order forms provided by New Meridian. The syndicated community offering may be terminated at any time in the Company’s sole discretion and is subject to the Company’s right to accept or reject, in whole or in part, orders received in the syndicated community offering.

Orders received in the subscription and community offering will be maintained by New Meridian, with interest on subscribers’ funds continuing to accrue until completion of the conversion. All eligible subscribers and community members who properly completed and timely submitted a stock order form and full payment will have their orders filled in accordance with the terms of the Plan of Conversion.

The completion of the conversion and offering is subject to selling a minimum of 23,375,000 shares in the offering and the receipt of all final regulatory approvals.

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to: the failure to obtain the approval of the Massachusetts Commissioner of Banks for the proposed conversion and related stock offering, delays in obtaining such approval, or adverse conditions imposed in connection with such approvals; difficulties in selling the common stock or in selling the common stock within the expected time frame, those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.